                                   Exhibit 99

                              Miscellaneous Exhibit


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

Written Statement of Chairman and Chief Executive Officer and Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chairman and Chief Executive Officer and the Controller (principal financial officer) of SEI Investments (the "Company"), each hereby certifies that, to the best of such person's knowledge on the date hereof:

     (a) the Quarterly Report on Form 10-Q of the Company for the three and six months ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /s/ Alfred P. West, Jr.
                                       -----------------------------------------
                                        Alfred P. West, Jr.
                                        Chairman and Chief Executive Officer
                                        August 14, 2002

                                        /s/ Kathy Heilig
                                       -----------------------------------------
                                        Kathy Heilig
                                        Vice President and Controller
                                        (principal financial officer)
                                        August 14, 2002

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